UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 20, 2005

Date of Report (Date of earliest event reported)

QUALCOMM Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive,	San Diego,	CA	92121

(address of principal executive offices)			(Zip Code)

858-587-1121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

     On April 20, 2005, QUALCOMM Incorporated (the “Company”) issued a press release regarding the Company’s financial results for its second fiscal quarter ended March 27, 2005. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

     The attached press release presents pro forma financial information excluding the QUALCOMM Strategic Initiatives (QSI) segment, which would otherwise be required by GAAP. The Company presents such non-GAAP information to facilitate evaluation by management, investors and analysts of its ongoing core operating businesses, including QUALCOMM CDMA Technologies (QCT), QUALCOMM Technology Licensing (QTL) and QUALCOMM Wireless and Internet (QWI). QSI results relate to strategic investments for which the Company has exit strategies of varying durations. The Company’s management believes that the information excluding QSI presents a more representative measure of the operating and liquidity performance of the Company because it excludes the effect of fluctuations in the values of investments that are unrelated to the Company’s operational performance.

     The attached press release also presents 2004 pro forma financial information as though the new method of recording royalties, based solely on reports from licensees, had been in effect for the entire year to facilitate evaluation by management, investors and analysts of the results for these periods on a comparable basis to the Company’s current results, current guidance and future periods. The Company believes that this non-GAAP presentation is useful in evaluating performance on a consistent and comparable basis.

     The attached press release also presents 2005 pro forma financial information excluding a one-time tax benefit related to fiscal 2004 to provide management, as well as investors, a clearer understanding of the Company’s ongoing tax rate and after tax earnings. The Company believes that this non-GAAP presentation is useful in evaluating performance on a consistent and comparable basis.

     Reconciliations between total QUALCOMM results and QUALCOMM pro forma results are presented in the press release. The pro forma financial information presented herein should be considered in addition, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

     The attached press release also presents pro forma cash flow information including marketable securities. The Company’s management uses this non-GAAP presentation to analyze increases and decreases in certain of its liquid assets, comprised of cash, cash equivalents and marketable securities. Management views certain marketable securities as liquid assets available to fund operations, which result from cash management strategies designed to increase yields. However, these instruments do not meet the definition of cash equivalents in accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows” and must be excluded from the GAAP statements of cash flows. Since the GAAP statements of cash flows reconcile the Company’s beginning and ending cash and cash equivalents balances, the purchases and sales of marketable securities are presented as inflows and outflows. For internal analysis of the Company’s cash position, management does not view these transactions as inflows and outflows from the business, but as cash management transactions. If required, such investments could be settled relatively quickly as additional cash resources are needed. The Company believes that this non-GAAP presentation is a helpful measure of the Company’s liquidity. The pro forma cash flow information including marketable securities should be considered in addition, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Reconciliations between total QUALCOMM cash flow and QUALCOMM pro forma changes in cash, cash equivalents and marketable securities are presented in the press release.

Item 9.01. Exhibits.

Exhibit
No.	Description
99.1	April 20, 2005 Press Release by QUALCOMM Incorporated

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated
	By:	/s/ William E. Keitel
Date: April 20, 2005		William E. Keitel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	April 20, 2005 Press Release by QUALCOMM Incorporated